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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                          DATE OF REPORT: MARCH 5, 2001
                        (DATE OF EARLIEST EVENT REPORTED)

                        COMMISSION FILE NUMBER 333-33121


                           LEINER HEALTH PRODUCTS INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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                DELAWARE                               95-3431709

      (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                 901 EAST 233RD STREET, CARSON, CALIFORNIA 90745
                                 (310) 835-8400

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)


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ITEM 5.  OTHER EVENTS

On February 23, 2001, Leiner Health Products Inc. (the "Company") entered into an Amendment to the February 13, 2001 Waiver Letter in which the senior lenders under the Company's Amended and Restated Credit Agreement (the "Amended Credit Agreement") agreed to waive certain events of default for a limited period ending on the earlier of March 30, 2001 and the occurrence of any additional event of default under the Amended Credit Agreement (not waived under the Waiver Letter). See the Company's Report on Form 10-Q for the quarter ended December 31, 2000.

In the Amendment, the senior lenders waived, for the limited period described above, certain other events of default including any resulting from fees and expense reimbursements totaling $785,000 paid to North Castle Partners, L.L.C. ("North Castle") in January 2001. Pursuant to the Amendment, on February 23, 2001 the Company made a voluntary prepayment of $785,000 toward the outstanding revolving loans under the Amended Credit Agreement. North Castle has agreed to return the $785,000 in fees and expense reimbursements that it received to the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)    EXHIBITS

             4.28 Amendment to Waiver Letter, dated as of February 23, 2001, among Leiner Health Products Inc., Vita Health Products Inc. and the banks and other financial institutions party thereto, as Lenders.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              LEINER HEALTH PRODUCTS INC.



                                              By: /s/ STEPHEN P. MILLER
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                                                    Stephen P. Miller
                                                    Senior Vice President and
                                                    Chief Financial Officer



Date: March 5, 2001

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